Exhibit 10.16

AMENDMENT 2012-1

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT 2012-1 (the “Amendment”), dated as of December 14, 2012 (the “Effective Date”), is entered into by and between Antares Pharma, Inc., a Delaware corporation (the “Company”), and Dr. Paul K. Wotton (“Executive”).

RECITALS

WHEREAS, the Company and Executive previously entered into an Amended and Restated Employment Agreement, dated November 12, 2008 (the “Existing Employment Agreement”);

WHEREAS, the Company and Executive desire to amend the Existing Employment Agreement to clarify that the actual annual bonus paid to Executive may be greater than Executive’s target annual bonus; and

WHEREAS, Section 11 of the Existing Employment Agreement provides that the Existing Employment Agreement may be amended pursuant to a written agreement approved by the Board of Directors of the Company (the “Board”) and executed on its behalf by a duly authorized officer (other than Executive) and Executive.

NOW, THEREFORE, the Company and Executive hereby agree that, subject to Board approval, effective as of the Effective Date, the Existing Employment Agreement shall be amended as follows:

1. Section 2.2 of the Existing Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Bonus. In addition to the Executive’s Base Salary, the Executive shall be eligible to receive a bonus for each calendar year during the Term, based on attainment of certain individual and corporate performance goals and targets (the “Annual Bonus”). The target amount of the Executive’s Annual Bonus shall be 55% of Base Salary. The performance goals and targets shall be determined by the Compensation Committee in consultation with the Executive. Once determined, the applicable performance goals and targets shall be communicated to the Executive as soon as reasonably practicable following the Compensation Committee’s determination of the applicable goals and targets. The actual Annual Bonus amount paid will be based upon the Compensation Committee’s determination, in its sole discretion, whether and to what extent the applicable performance goals and targets have been achieved, and such amount may be more or less than the target amount, as determined by the Compensation Committee in its sole discretion. Any Annual Bonus earned and payable to the Executive hereunder shall be paid on or after January 1 but not later than March 15 of the calendar year following the calendar year for which the Annual Bonus is earned.”

2. In all respects not amended, the Existing Employment Agreement is hereby ratified and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, subject to Board approval, the Company and Executive agree to the terms of the foregoing Amendment, effective as of the Effective Date.

ANTARES PHARMA, INC.

By:	/s/ Anton Gueth
Name:	Anton Gueth
Title:	Chairman of the Compensation Committee

EXECUTIVE

/s/ Paul K. Wotton
Dr. Paul K. Wotton

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